Exhibit 99.1

EXCERPTS FROM EARNINGS MATERIALS FOR 8-K

The following information was made public by the Company in connection with its announcement on January 18, 2013 of earnings for the fourth quarter of 2012.

Earnings Release Highlights

The Company’s $250 million charge in second quarter 2012 to address the government sponsored entities mortgage repurchase issue led to a loss to common shareholders of $28 million for 2012 but resulted in no mortgage repurchase provision in both the third and fourth quarters of 2012.

The Company repurchased $131 million of common stock in 2012 compared to $44 million in 2011 under its previously-announced stock purchase program.

Income Statement Highlights – Quarterly/Unaudited

(Thousands)	4Q12

Income Statement Highlights
Net interest income	$170,598
Noninterest income	151,143
Securities gains/(losses), net	(4,700)

Total revenue	317,041

Noninterest expense	271,361
Provision for loan losses	15,000

Income/(loss) before income taxes	30,680
Provision/(benefit) for income taxes	(12,914)

Income/(loss) from continuing operations	43,594
Income/(loss) from discontinued operations, net of tax	(12)

Net income/(loss)	43,582

Net income attributable to noncontrolling interest	2,901

Net income/(loss) available to common shareholders	$40,681

Balance Sheet Highlights – Quarterly/Unaudited

((Thousands)	4Q12

Balance Sheet Highlights (Period-End)
Total loans, net of unearned income (Restricted - $.1 billion) (a)	$16,708,582
Total deposits	16,629,709
Total assets (Restricted - $.1 billion) (a)	25,520,140
Total liabilities (Restricted - $.1 billion) (a)	23,010,934
Total equity	2,509,206

(a)	Restricted balances parenthetically presented are as of December 31, 2012.

Asset Quality Highlights – Quarterly Unaudited

(Dollars in thousands)	4Q12

Asset Quality Highlights
Allowance for loan losses (Restricted - $4.3 million) (a)	$276,963
Allowance / period-end loans	1.66%
Net charge-offs	$19,781
Net charge-offs (annualized) / average loans	0.48%
Non-performing assets (NPA)	$419,369
NPA% (b)	1.84%

(a)	Restricted balances parenthetically presented are as of December 31, 2012.
(b)	Non-performing assets related to the loan portfolio over period-end loans plus foreclosed real estate and other assets.

Key Ratios and Other – Quarterly/Unaudited

4Q12

Key Ratios & Other
Return on average assets (annualized) (a)	0.69%
Return on average common equity (annualized) (b)	7.20%
Net interest margin (c) (d)	3.09%
Fee income to total revenue (e)	46.98%
Efficiency ratio (f)	84.34%

(a)	Calculated using net income.
(b)	Calculated using net income available to common shareholders.
(c)	Net interest margin is computed using total net interest income adjusted for fully taxable equivalent (“FTE”).
(d)	Refer to the Non-GAAP to GAAP Reconciliation on page 9 of this Exhibit.
(e)	Ratio excludes securities gains/(losses).
(f)	Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN Performance Highlights – Consolidated Results for Fiscal Year 2012 vs. 2011

•	Net loss available to common shareholders was $27.8 million, or $.11 loss per diluted share in 2012, compared to net income of $131.2 million, or $.50 per diluted share in 2011

	•	Net interest income (“NII”) decreased 2 percent in 2012 to $688.7 million from $700.8 million; net interest margin (“NIM”) decreased to 3.13 percent from 3.22 percent

•

The decrease in NII is primarily attributable to run-off of the non-strategic loan portfolio and a lower yielding securities portfolio, which more than outpaced loan growth within the bank and declining rates on interest bearing deposits

•

The decrease in NIM is driven by declining yields on the investment portfolio, lower yielding commercial and bank installment loans, and run-off of the non-strategic loan portfolio, partially offset by lower rates on interest bearing deposits and loan growth within the bank

•

Noninterest income (including securities gains) was $671.3 million in 2012 compared to $786.0 million in 2011 primarily due to a decline in mortgage banking income, a decline in net securities gains, and lower fixed income sales revenue within capital markets

•

Provision expense was $78.0 million in 2012 compared to $44.0 million in the prior year; 2012 included approximately $30 million of provision associated with the implementation of regulatory guidance related to discharged bankruptcies

	•	Overall improvement of the loan portfolio continued into 2012, but at a slower pace than 2011

•	Noninterest expense was $1.4 billion in 2012 compared to $1.3 billion in 2011

•

Increase primarily driven by an increase to the repurchase and foreclosure provision, higher pension-related cost, and higher severance costs related to restructuring, repositioning, and efficiency initiatives in 2012 relative to 2011

	•	These increases were partially offset by a decline in legal and professional fees and litigation and regulatory matters largely driven by litigation matters in the prior year

	•	Substantially all other categories had lower expenses in 2012 compared to the prior year due to FHN’s continued focus on cost reduction throughout the organization

•	Period-end loans were $16.7 billion in 2012 compared to $16.4 billion in 2011

•	Average core deposits increased 4 percent to $15.6 billion in 2012 from $15.0 billion in 2011, period-end increased 3 percent to $16.1 billion

FHN Performance Highlights – Consolidated Results Fourth Quarter 2012 vs. Third Quarter 2012

•	Net income available to common shareholders was $40.7 million, or $.17 per diluted share, compared to $25.8 million, or $.10 per diluted share in prior quarter

•	NII decreased in fourth quarter to $170.6 million; NIM decreased to 3.09 percent from 3.15 percent

•

The decrease in NII is primarily attributable to a lower yielding securities portfolio, run-off of the non-strategic loan portfolio and declining yields on non-strategic mortgage and commercial fixed and floating loans, which more than outpaced loan growth within the bank, declining rates on interest bearing deposits, and an increase in loan fees relative to the prior quarter

•

The decrease in NIM is driven by declining yields on the investment portfolio, lower yielding commercial and mortgage loans, and an increase in average excess cash held at the Federal Reserve Bank, partially offset by an increase in loan fees

•	Noninterest income (including securities gains) was $146.4 million in fourth quarter, down from $163.5 million in third quarter

• Decrease primarily driven by lower fixed income sales revenue within capital markets in fourth quarter and a $4.7 million negative valuation adjustment on an equity investment

•	Provision expense was $15.0 million in fourth quarter compared to $40.0 million in third quarter

• Third quarter included approximately $30 million of incremental loan loss provisioning associated with implementation of regulatory guidance related to discharged bankruptcies

•	Noninterest expense was $271.4 million in fourth quarter compared to $263.2 million in third quarter

• Increase primarily driven by severance costs associated with a voluntary separation program launched in October

•	Period-end loans were $16.7 billion for the fourth quarter compared to $16.5 billion in third quarter

•

Increase in the loan portfolio is primarily driven by an increase in loans to mortgage companies and consumer real estate installment loans within the bank, partially offset by continued run-off within the non-strategic portfolios

•	Average core deposits increased 3 percent to $15.8 billion in fourth quarter from $15.3 billion in third quarter, period-end increased 3 percent to $16.1 billion

Fourth Quarter 2012 Significant Items

•	$(18.7) million of restructuring, repositioning and efficiency charges primarily related to severance costs associated with the voluntary separation program launched in October 2012

•	$(4.7) million pre-tax negative valuation adjustment related to an equity investment

•	$(4.3) million pre-tax loss accrual related to pending legal matters

•	$17.0 million tax benefits related to discrete period tax items

FHN Average Balance Sheet – Quarterly and Annually/Unaudited

(Thousands)	4Q12	2012

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$8,330,961	$7,994,102
Income CRE	1,174,127	1,217,392
Residential CRE	63,647	89,609
Consumer real estate	5,342,239	5,355,540
Permanent mortgage	774,465	772,439
Credit card and other	288,412	280,197
Restricted and secured real estate loans	429,448	496,124

Total loans, net of unearned income (Restricted - $.1 billion) (a) (b)	16,403,299	16,205,403

Loans held-for-sale	403,750	416,616
Investment securities:
U.S. treasuries	43,909	42,248
U.S. government agencies	2,774,175	2,862,848
States and municipalities	17,169	17,802
Other	222,058	222,569

Total investment securities	3,057,311	3,145,467

Capital markets securities inventory	1,250,423	1,261,086
Mortgage banking trading securities	18,844	21,885
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	610,959	608,895
Interest-bearing cash (c)	522,529	565,470

Total other earning assets	1,133,488	1,174,365

Total earning assets (Restricted - $.1 billion) (a)	22,267,115	22,224,822

Allowance for loan losses (Restricted - $4.3 million) (a)	(306,583)	(331,198)
Cash and due from banks (Restricted - $.5 million) (a)	349,002	344,305
Capital markets receivables	114,771	118,979
Premises and equipment, net	303,921	310,115
Other assets (Restricted - $1.9 million) (a)	2,242,740	2,401,698

Total assets (Restricted - $.1 billion) (a)	$24,970,966	$25,068,721

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$6,529,453	$6,403,738
Other interest-bearing deposits	3,469,711	3,414,094
Time deposits	1,038,672	1,101,158

Total interest-bearing core deposits	11,037,836	10,918,990
Certificates of deposit $100,000 and more	514,543	604,883
Federal funds purchased and securities sold under agreements to repurchase	1,996,463	1,928,891
Capital markets trading liabilities	597,402	589,461
Other short-term borrowings	272,578	450,690
Term borrowings (Restricted - $.1 billion) (a)	2,254,445	2,326,753

Total interest-bearing liabilities	16,673,267	16,819,668

Noninterest-bearing deposits	4,770,935	4,688,093
Capital markets payables	81,941	85,852
Other liabilities	901,380	867,327
Equity	2,543,443	2,607,781

Total liabilities and equity (Restricted - $.1 billion) (a)	$24,970,966	$25,068,721

(a)	Restricted balances parenthetically presented are quarterly averages as of December 31, 2012.
(b)	Includes loans on nonaccrual status.
(c)	Includes excess balances held at the Federal Reserve Bank.

FHN Net Interest Income – Quarterly/Unaudited

(Thousands)	4Q12

Interest Income:
Loans, net of unearned income (a)	$163,693
Loans held-for-sale	3,732
Investment securities:
U.S. treasuries	11
U.S. government agencies	19,536
States and municipalities	6
Other	2,495

Total investment securities	22,048

Capital markets securities inventory	7,565
Mortgage banking trading securities	534
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	182
Interest-bearing cash	287

Total other earning assets	469

Interest income	$198,041

Interest Expense:
Interest-bearing deposits:
Savings	$4,617
Other interest-bearing deposits	1,268
Time deposits	4,639

Total interest-bearing core deposits	10,524
Certificates of deposit $100,000 and more	1,725
Federal funds purchased and securities sold under agreements to repurchase	1,196
Capital markets trading liabilities	2,536
Other short-term borrowings	132
Term borrowings	9,488

Interest expense	25,601

Net interest income - tax equivalent basis	172,440
Fully taxable equivalent adjustment	(1,842)

Net interest income	$170,598

Net interest income adjusted to FTE basis.
(a)	Includes loans on nonaccrual status.

FHN Average Balance Sheet Yields and Rates – Quarterly/Unaudited

(Thousands)	4Q12

Assets:
Earning assets (a):
Loans, net of unearned income:
Commercial loans	3.83%
Retail loans	4.18

Total loans, net of unearned income (b)	3.98

Loans held-for-sale	3.70
Investment securities:
U.S. treasuries	0.10
U.S. government agencies	2.82
States and municipalities	0.13
Other	4.49

Total investment securities	2.88

Capital markets securities inventory	2.42
Mortgage banking trading securities	11.34
Other earning assets:
Federal funds sold and securities purchased under agreements to resell	0.12
Interest-bearing cash	0.22

Total other earning assets	0.16

Interest income/total earning assets	3.55%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.28%
Other interest-bearing deposits	0.15
Time deposits	1.78

Total interest-bearing core deposits	0.38
Certificates of deposit $100,000 and more	1.33
Federal funds purchased and securities sold under agreements to repurchase	0.24
Capital markets trading liabilities	1.69
Other short-term borrowings	0.19
Term borrowings (c)	1.69

Interest expense/total interest-bearing liabilities	0.61

Net interest spread	2.94%
Effect of interest-free sources used to fund earning assets	0.15

Net interest margin	3.09%

Yields are adjusted to FTE basis. Refer to the Non-GAAP to GAAP Reconciliation on page 9 for reconciliation of net interest income (GAAP) to net interest income adjusted for impact of FTE (non-GAAP).
(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loans on nonaccrual status.
(c)	Rates are expressed net of unamortized debenture cost for term borrowings.

FHN Business Segment Highlights – Quarterly/Unaudited

(Thousands)	4Q12

Regional Banking
Net interest income	$153,133
Noninterest income	63,998

Total revenues	217,131
Provision/(provision credit) for loan losses	(1,227)
Noninterest expense	143,534

Income before income taxes	74,824
Provision for income taxes	27,161

Net income	$47,663

Capital Markets
Net interest income	$4,252
Noninterest income	72,432

Total revenues	76,684
Noninterest expense	57,536

Income before income taxes	19,148
Provision for income taxes	7,186

Net income	$11,962

Corporate
Net interest income/(expense)	$(8,204)
Noninterest income	6,019

Total revenues	(2,185)
Noninterest expense (a)	36,645

Income/(loss) before income taxes	(38,830)
Provision/(benefit) for income taxes	(37,843)

Net income/(loss)	$(987)

Non-Strategic
Net interest income	$21,417
Noninterest income	3,994

Total revenues	25,411
Provision for loan losses	16,227
Noninterest expense (b)	33,646

Loss before income taxes	(24,462)
Benefit for income taxes	(9,418)

Loss from continuing operations	(15,044)
Income/(loss) from discontinued operations, net of tax	(12)

Net loss	$(15,056)

(a)	Includes $18.3 million related to Restructuring, Repositioning and Efficiency initiatives, primarily severance related costs associated with the voluntary separation program.
(b)	Includes no charge to the repurchase and foreclosure provision.

FHN Capital Highlights – Quarterly/Unaudited

(Dollars in thousands)	4Q12

Tier 1 capital (a) (b)	$2,638,286
Tier 2 capital (a)	571,943

Total capital (a) (b)	$3,210,229

Risk weighted assets (“RWA”) (a)	$20,211,000
Tier 1 ratio (a)	13.05%
Tier 2 ratio (a)	2.83%

Total capital ratio (a)	15.88%

Tier 1 common ratio (a) (c)	10.61%
Leverage ratio (a)	10.62%

(a)	Amount is an estimate. This estimate may change, possibly materially, in connection with FHN’s preparation of its Annual Report on form 10-K for the year ended December 31, 2012.
(b)	Includes $200 million of Tier 1 qualifying trust preferred securities.
(c)	Refer to the Non-GAAP to GAAP Reconciliation on page 9 of this Exhibit.

FHN Asset Quality Information – Quarterly/Unaudited

(Thousands)	4Q12

Allowance for Loan Losses Walk-Forward
Beginning reserve	$281,744
Provision	15,000
Charge-offs	(31,177)
Recoveries	11,396

Ending balance (Restricted - $4.3 million) (a)	$276,963

Reserve for unfunded commitments	4,145
Total allowance for loan losses plus reserve for unfunded commitments	$281,108

Allowance for Loan Losses
Regional Banking	$128,210
Non-Strategic	148,753
Corporate (b)	NM

Total allowance for loan losses	$276,963

Nonperforming Assets
Regional Banking
Nonperforming loans	$131,834
Foreclosed real estate (c)	13,726

Total Regional Banking	$145,560

Non-Strategic
Nonperforming loans	$133,286
Nonperforming loans held-for-sale before fair value adjustments (d)	110,567
Foreclosed real estate (c)	28,041

Total Non-Strategic	$271,894

Corporate
Nonperforming loans	$1,915

Total nonperforming assets	$419,369

Net Charge-Offs
Regional Banking	$12,623
Non-Strategic	7,158

Total net charge-offs	$19,781

Consolidated Key Ratios
NPL%	1.60%
NPA%	1.84
Net charge-offs%	0.48
Allowance / loans	1.66
Allowance / NPL	1.04	x
Allowance / NPA	0.90	x
Allowance / charge-offs	3.52	x

Other
Loans past due 90 days or more (e)	$86,017
Guaranteed portion (e)	36,633
Foreclosed real estate from government insured loans	18,923
Period-end loans, net of unearned income (millions)	16,709
Remaining unfunded commitments (millions)	7,993

(a)	Restricted balances parenthetically presented are as of December 31, 2012.
(b)	The valuation adjustment taken upon exercise of clean-up calls includes expected losses.
(c)	Excludes foreclosed real estate from government-insured mortgages.
(d)	The average negative fair value mark taken was approximately 53% of unpaid principal balance.
(e)	Includes loans held for sale.

FHN Rollforward of Other Real Estate Inventory – Quarterly/Unaudited

(Millions)	4Q12

Other Real Estate (“ORE”) Inventory Rollforward (a)
Beginning balance	$50.6
Valuation adjustments	(1.5)

Adjusted balance	49.1
+ New ORE	7.5
+ Capitalized expenses	0.1
Disposals:
- Single transactions	(13.6)
- Bulk sales	(1.3)

Ending balance	$41.8

(a)	ORE excludes foreclosed assets related to government insured mortgages.

Use of Non-GAAP Measures

Certain information included in this exhibit is non-GAAP, meaning it is not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. FHN’s management believes such information is relevant to understanding the capital position and results of the Company. The non-GAAP information presented in this exhibit is the Tier 1 common ratio and net interest margin adjusted for FTE. That information is reported to FHN’s management and Board of Directors through various internal reports. Additionally, disclosure of the non-GAAP capital ratio provides a meaningful base for comparability to other financial institutions as demonstrated by its use by the various banking regulators in reviewing the capital adequacy of financial institutions. Non-GAAP measures are not formally defined by GAAP or codified in the federal banking regulations, and other entities may use calculation methods that differ from those used by FHN. Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items below.

FHN Non-GAAP To GAAP Reconciliation – Quarterly/Unaudited

(Dollars in thousands)	4Q12

Tier 1 Common (Non-GAAP)
(A)Tier 1 capital (a) (b)	$2,638,286
Less: Noncontrolling interest - FTBNA preferred stock (c) (d)	294,816
Less: Trust preferred (e)	200,000

(B)Tier 1 common (Non-GAAP)	$2,143,470

Risk Weighted Assets
(C) Risk weighted assets (a) (b)	$20,211,000
(D) Total assets (GAAP)	$25,520,140

Ratios
(B/(C) Tier 1 common to risk weighted assets (Non-GAAP) (a)	10.61%
(A)/(D) Tier 1 capital to total assets (GAAP) (a)	10.34%

Net interest income adjusted for impact of FTE (Non-GAAP)
Net interest income (GAAP)	$170,598
FTE adjustment	1,842

Net interest income adjusted for impact of FTE (Non-GAAP)	$172,440

(a)	Amount is an estimate. This estimate may change, possibly materially, in connection with FHN’s preparation of its Annual Report on form 10-K for the year ended December 31, 2012.
(b)	Defined by and calculated in conformity with bank regulations.
(c)	Included in Total equity on FHN’s Consolidated Balance Sheets.
(d)	Represents First Tennessee Bank National Assocation preferred stock included in noncontrolling interest.
(e)	Included in Term borrowings on FHN’s Consolidated Balance Sheets.

Agency Mortgage Repurchase-Related Expenses

Total Pipeline of Repurchase Requests[1]

$500mm
$400
$300
$200
$100
$0
4Q11
1Q12
2Q12
3Q12
4Q12
Fannie New Requests
Freddie New Requests
Other New Requests
Resolved
Pipeline

GSE Loans Sold

Realized Losses through 4Q12	~$518mm
Remaining Reserve at 12/31/12	$232mm
Cumulative Total Losses plus Reserve	~$750mm
4Q12 Provision	$0mm
Total GSE Loans Sold 2005-08	$57.6B
Aggregate Expected Loss Ratio	1.3%

Mortgage Repurchase Reserve

($ in millions)	4Q11	1Q12	2Q12	3Q12	4Q12
Beginning Balance	$169	$165	$161	$360	$292
Net Realized Losses	$(49)	$(53)	$(51)	$(68)	$(60)
Provision	$45	$49	$250	$0	$0
Ending Balance	$165	$161	$360	$292	$232

FIRST HORIZON NATIONAL CORPORATION
1

1 Agency Mortgage Repurchase-Related Expenses Mortgage Repurchase Reserve Data as of 4Q12. Numbers may not add due to rounding. 1 Based on UPB. The pipeline represents active investor claims andmortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. MI cancellations that have resulted in lost coverage are included in management’s assessment of the adequacy of repurchase reserves. ($ in millions) Beginning Balance Net Realized Losses Provision Ending Balance 2Q12 $161 $(51) $250 $360 3Q12 $360 $(68) $0 $292 4Q12 $292 $(60) $0 $232 4Q11 $169 $(49) $45 $165 1Q12 $165 $(53) $49 $161 Realized Losses through 4Q12 Remaining Reserve at 12/31/12 Cumulative Total Losses plus Reserve 4Q12 Provision Total GSE Loans Sold 2005-08 Aggregate Expected Loss Ratio ~$518mm $232mm ~$750mm $0mm $57.6B 1.3% GSE Loans Sold Total Pipeline of Repurchase Requests 1 ▪ 4Q12 mortgage repurchase provision expense of $0 ▪ Pipeline declined 25% linked quarter, and down 13% year over year to $334mm ▪ New requests declined by 36% linked quarter ▪ Resolutions up 10% linked quarter ▪ Cumulative average rescission rate of 45-55% ▪ Average loss severity of 50-60% ▪ Sold mortgage origination platform in August 2008 $500mm

Mortgage Repurchase-Related Expenses

Originations: 2005-2008	Amount
Fannie	$39.6B
Freddie	$18.0B
Total GSE Loans Sold	$57.6B
Ginnie Loans Sold	$11.9B
Total Agency Loans Sold	$69.5B

Cumulative Average Rescission Rate	45 - 55%
Average Loss Severity	50 - 60%

New Agency Repurchase Requests by Vintage

$300mm
$250
$200
$150
$100
$50
$0
4Q11
1Q12
2Q12
3Q12
4Q12
2006 & Prior
2007
2008

Total Pipeline by Vintage[1]

$500mm
$400
$300
$200
$100
$0
4Q11
1Q12
2Q12
3Q12
4Q12
2006 & Prior
2007
2008

FIRST HORIZON NATIONAL CORPORATION

2

2 New Agency Repurchase Requests by Vintage Total Pipeline by Vintage 1 Numbers may not add due to rounding. Data as of 4Q12. 1 Requests reflect pipeline as of each respective quarter end. Mortgage Repurchase-Related Expenses $300mm $500mm Fannie Freddie Total GSE Loans Sold Ginnie Loans Sold Total Agency Loans Sold Cumulative Average Rescission Rate Average Loss Severity Originations: 2005-2008 Amount $39.6B $18.0B $57.6B $11.9B $69.5B 45 -55% 50 -60%